SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definititive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                               Danzer Corporation

                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Acts Rules 14a-(6)(i)(1) and
         0-11.

1.               Title of each class of securities to which transaction applies.


1.               Aggregate number of securities to which transaction applied:





1. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

1.               Proposed maximum aggregate value of transaction:

1.               Total fee paid:





[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-12(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

1)                Amount Previously Paid.

                  ---------------------

1)                Form, Schedule or Registration Statement No.:

                  ---------------------

1)                Filing Party:

                  ---------------------

1)                Date Filed:

                  ---------------------

                               DANZER CORPORATION

                                 17500 York Road

                           Hagerstown, Maryland 21740

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 23, 2000

     To our Shareholders:

          You are cordially invited to attend the Annual Meeting of Shareholders of DANZER CORPORATION (the "Company") to be held on May 23, 2000, at 10:00 a.m. at the Company's headquarters 17500 York Road, Hagerstown, Maryland 21740, for the following purposes:

                  1. To elect three directors to serve until the next annual meeting of shareholders;

                  2. To increase the number of authorized shares of Common Stock to 40,000,000;

                  3.       To ratify the Company's 1999 Stock Incentive Plan;

                  4.       To approve auditors for the current fiscal year; and

                  5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

          Only shareholders of record at the close of business on April 24, 2000 will be entitled to notice of and to vote at the Annual Meeting.

          If you do not expect to attend the Annual Meeting in person but wish to have your shares voted, please promptly sign, date and mail the enclosed proxy in the envelope provided in order that your shares may be represented at the Annual Meeting.

                                            By Order of the Board of Directors,



                                            Goodhue Smith III
                                            Chairman of the Board

     Date:

                               DANZER CORPORATION

                                 17500 York Road

                           Hagerstown, Maryland 21740

                                 PROXY STATEMENT

          This proxy statement is furnished to shareholders of DANZER CORPORATION (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 23, 2000, at 10:00 a.m. at the offices of Company's headquarters 17500 York Road, Hagerstown, Maryland 21740 and any adjournments thereof.

          The approximate date of mailing of this proxy statement and accompanying proxy is April 24, 2000. If the enclosed form of proxy is duly executed and returned, the shares represented will be voted in accordance with the instructions marked on the proxy.

          Unmarked proxies will be voted "FOR" the election of the directors named below, "FOR" the increase in the number of authorized shares of Common Stock, "FOR" the ratification of the Company's 1999 Stock Compensation Plan, and "FOR" approval of the auditors named below and in the discretion of the person or persons voting such proxies upon such other business as may properly be considered at the Annual Meeting or at any adjournment thereof.

                                   REVOCATION

          Execution and delivery of the enclosed proxy will not affect the right of any person to attend the Annual Meeting and vote in person. Any shareholder who gives a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by a request in person to the Secretary of the Company to return the executed proxy. The presence of a shareholder at the Annual Meeting will not operate to revoke a proxy, but the casting of a ballot by a shareholder who is present at the Annual Meeting will revoke a proxy as to the matter on which the ballot is cast.

                              COST OF SOLICITATION

          The cost of soliciting proxies is being borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy statements their principals, and the Company will reimburse them for their expense in so doing. Officers, directors and employees of the Company may solicit proxies in person or by telephone, but will not receive any additional compensation therefor.

                        PROPOSAL 1. ELECTION OF DIRECTORS

          The Board of Directors proposes the election of Goodhue Smith, Russell
     G. Cleveland and M. E. Williams to serve on the Company's Board of Directors until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualify.

          The following table provides certain information concerning the directors of the Company.

                                                                       Present
                                                                       Term              Director
          Name                       Age             Position          Expires             Since
Goodhue W. Smith, III                 51              Director          2001            1997
Russell Cleveland                     62              Director          2001            1991
M.E. Williams                         60              Director          2001            1999


          Russell Cleveland, a chartered financial analyst, became director of the Company on April 26, 1991. Mr. Cleveland has for the past eight years been a director, officer and shareholder of Renaissance Capital Group, Inc., which is the managing general partner of Renaissance, a business development company pursuant to the Investment Company Act of 1940. Mr. Cleveland currently serves on the Board of Directors of Feminique Corporation, Bentley Pharmaceuticals, Inc., Technology Research Corp. and Tutogen Medical, Inc. Mr. Cleveland is the Renaissance designee to the Board of Directors. See "Certain Relationships and Related Transactions" herein.

          M.E. Williams is the President and Chief Executive Officer of Danzer. Mr. Williams has over 30 years of experience in manufacturing and 7 years of truck body manufacturing experience. He was hired as President and Chief Executive Officer in March 1998 and replaced Mr. William L. Pryor, III as a member of the Company's Board of Directors in 1999.

          Goodhue W. Smith III founded Duncan-Smith Co., an investment banking firm in San Antonio, Texas, in 1978 and has since such time served as its Secretary and Treasurer. Mr. Smith is also Director of Citizens National Bank of Milam County, and Ray Ellison Mortgage Acceptance Co.

          If a nominated director becomes unavailable to accept election as a director, the persons named in the enclosed proxy will vote "FOR" the election of a substitute recommended by the Board of Directors. The Company, however, has no reason to believe that any nominee will be unavailable.

          The Company's Board of Directors met three times during the fiscal year ended October 31, 1999.

          The Company's audit committee met once in fiscal 1999. The Company does not have a nominating or compensation committee of the Board of Directors.

          Directors who are not employees of the Company are entitled to a board meeting attendance fee of $750 plus reimbursement of expenses. The directors waived all of these fees for the year ending October 31, 1999.

          Goodhue W. Smith, III who was elected as Chairman of the Board at the Company's December 15, 1997 Board meeting as a requirement under financing provided by Duncan-Smith Co., of which Mr. Smith is an officer and director, is to be paid $1,500 per month as compensation. Mr. Smith did not receive any fees in the year ended October 31, 1999. Mr. Smith has received warrants for 100,000 shares of Common Stock with an exercise price of $0.10 per share.

          Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes will not be treated as votes cast.

          Compliance with Section 16 (a) of the Securities Exchange Act of 1934

          Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of the Company's Common Stock ("10% Shareholders") to file reports of Ownership and reports of changes in ownership of the Company's Common Stock with the Securities Exchange Commission ("SEC"). Officers, Directors and Shareholders are required by SEC regulation to furnish the Company with copies of all forms they file under Section 16 (a). Based solely on its review of the copies of such forms received by it with respect to its fiscal year ended October 31, 1999 and written representations from certain reporting persons that no other reports were required to those persons, the Company believes that all Section 16 (a) filing requirements applicable to its officers, directors and 10% Shareholders were complied with.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE ELECTION OF ITS NOMINEES

        PROPOSAL 2. APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES.

          Presently there are 17,588,348 shares of Common Stock issued and outstanding and there are 20,000,000 shares of Common Stock authorized. Another 1,569,500 shares are reserved for issuance pursuant to stock options and warrants. The Company's Articles of Incorporation must be amended to increase the number of authorized shares, and the proposal submitted herewith is to increase the number of authorized shares of Common Stock to 40,000,000. The Company needs to be in the position to issue additional shares of stock in the event it desires to seek additional funding or enter into a possible restructuring. In addition, the Company needs to be able to reserve for issuance additional shares of stock pursuant to the Company's proposed 1999 Stock Compensation Plan which is one of the proposed matters set forth for approval at this annual meeting of stockholders.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
     A VOTE "FOR" INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

              PROPOSAL 3. APPROVAL OF 1999 STOCK COMPENSATION PLAN

          The 1999 Stock Compensation Plan (the "Stock Option Plan") provides for the grant to employees, directors and advisors, of the Company or any parent, subsidiary or affiliate of the Company of up to 2,000,000 shares of the Company's Common Stock, subject to adjustment in the event of any subdivision, combination, or reclassification of shares. The Stock Option Plan will terminate in August 2009. The Stock Option Plan provides for the grant of incentive stock options ("ISO's") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified options at the discretion of the Board of Directors or a committee of the Board of Directors (the "Committee"). The exercise price of any option will not be less than the fair market value of the shares at the time the option is granted. The options granted are exercisable within the times or upon the events determined by the Committee set forth in the grant, but no option is exercisable beyond ten years from the date of the grant. The Committee administering the Stock Option Plan will determine whether each option is to be an ISO or non-qualified stock option, the number of shares, the exercise price, the period during which the option may be exercised, and any other terms and conditions of the option. The holder of an option may pay the option price in (1) cash, (2) check or (3) other mature shares of the Company. The options are nontransferable except by will or by the laws of descent and distribution. Upon dissolution, liquidation, merger, sale of stock or sale of substantially all assets, outstanding options, notwithstanding the terms of the grant, will become exercisable in full at least 10 days prior to the transaction. The Stock Option Plan is subject to amendment or termination at any time and from time to time, subject to certain limitations.

          The plan also grants certain "Reload Options" which are not Incentive Stock Options. The number of Reload Options a grantee has the right to acquire is equal to the number of shares underlying an Incentive Option plus the number of shares required to satisfy any tax withholding. The exercise price of the Reload Options is equal to the fair market value of a share of stock on the date of grant of the Reload Option. The grant of a Reload Option becomes effective upon the exercise of the underlying incentive Option or Reload Option through the use of shares of Common Stock held by the optionee for at least twelve months.

          The plan is administered by the Compensation Committee appointed by the Board of Directors.

          The Company maintains a Stock Option Plan (the "Plan"), which will be superceded by the 1999 Stock incentive plan under which options of purchase 800,000 shares of the Company's Common Stock, par value $.0001 per share, have been reserved. Pursuant to the Plan, the Company is permitted to issue incentive stock options ("Incentive Stock Options") and non-qualified stock options ("Non-Qualified Stock Options") to employees or directors of the Company; provided, however, that no incentive Stock Options shall be granted to a non-employee director. Incentive Stock Options under the Plan are intended to qualify for the tax treatment accord under Section 422A of the Internal Code of 1986, as amended (the "Code). Non-Qualified Options under the plan are intended to be options which do not qualify for the tax treatment accorded under Section 422A of the Code.

          The Company had 1,569,500 options or warrants outstanding at October 31, 1999. 230,000 options expire June 2000 and are exercisable at $1.27 per share, 210,000 options expire March 2001 and are exercisable at $0.48 per share, 529,500 options are exercisable at $0.10 per share and expire in October and November 2001 and 600,000 options are exercisable at $0.10 per share and expire April 2004. Certain eligible employees and others may be granted new options under the 1999 Stock Compensation Plan subject to rescission under existing programs.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
          A VOTE "FOR" THE APPROVAL OF ITS 1999 STOCK COMPENSATION PLAN

                        PROPOSAL 4. APPROVAL OF AUDITORS

          The Board of Directors has selected the firm of Linton, Shafer & Co., P.A., independent public accountants, to audit the Company's accounts for the fiscal year ending October 31, 2000. Linton, Shafer & Co., P.A. has audited the Company's financial statements for the prior year.

          It is expected that one or more representatives of Linton, Shafer & Co., P.A.will be present at the Annual Meeting to answer appropriate questions and to make a statement if they so desire. A majority of the votes cast is required for approval of the auditors. Abstentions and broker non-votes will not be treated as votes cast.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
             A VOTE "FOR" THE APPROVAL OF LINTON, SHAFER & CO., P.A.
                    AS THE COMPANY'S AUDITORS FOR FISCAL 2000

                                VOTING SECURITIES

          The holders of the common stock of the Company are entitled to one vote per share on all matters. Only shareholders of record at the close of business on April 24, 2000 (the "record date") will be entitled to notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of the record date consisted of 17,588,348 shares of common stock, par value $.0001 per share. The presence in person or by proxy of the holders of a majority of the Company's voting securities will constitute a quorum at the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

          The following table sets forth, as of March 31, 2000, information concerning the Company's common stock beneficially owned by (a) each person or group known to the Company to be the beneficial owner of more than 5% of the Company's voting securities, (b) each director and executive officer of the Company, and (c) all directors and executive officers of the Company as a group. The outstanding voting securities of the Company as of the record date consisted of 15,588,342 shares of common stock. Except as otherwise indicated, each person named or included in a group has sole voting and investment power with respect to his or its voting securities.

          Name and Address of Beneficial             Amount and Nature of               Percent
          Owner or Identity of Group                 Beneficial Ownership               of Class (1)
          --------------------------                 --------------------               ------------
          Renaissance Capital Partners, Ltd.               11,719,110                        62.6%
          8080 N. Central Expressway,
          Suite 210, LB 59
          Dallas, TX  75206-1857

          Richard W. Snyder                                 1,946,667                        10.9%
          c/o Snyder Capital Corporation
          3219 McKinney Ave.
          Dallas, TX 75204

          Russell G. Cleveland                             11,807,110 (2)                    63.1%
          c/o Renaissance Capital Group, Inc.
          8080 N. Central Expressway,
          Suite 210, LB 59
          Dallas, TX  75206-1857

          Goodhue W. Smith, III                               650,000 (3)                     3.5%
          c/o Duncan-Smith Co.
          311 Third
          San Antonio, Texas  78205


          (1) Common Stock which is not outstanding but which a person has a right to acquire with 60 days of the record date are considered as Common stock outstanding for purposes of computing the percentage of Common Stock owned by such person, but such Common stock is not deemed outstanding for purposes of computing the percentage of Common Stock owned by any other person. The number of shares used to compute percentage ownership were the shares outstanding at December 31, 1999, which shares equaled 18,717,848.

          (2) Mr. Cleveland owns 88,000 shares individually. Mr. Cleveland is a director, officer and principal shareholder of Renaissance Capital Group Inc., the managing general partner of Renaissance Capital Partners, Ltd., and may be deemed to share voting and investment control over such shares.

          (3) Duncan-Smith Co. owns warrants to purchase 650,000 shares of the Company's common stock at $0.25 per share on or before August 2002. Mr. Smith is a principal of Duncan-Smith Co. and may be deemed to share voting and investment control over such shares.

Compliance with Section 16 (a) of the Securities Exchange Act of 1934

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of the Company's Common Stock ("10% Shareholders") to file reports of Ownership and reports of changes in ownership of the Company's Common Stock with the Securities Exchange Commission ("SEC"). Officers, Directors and Shareholders are required by SEC regulation to furnish the Company with copies of all forms they file under Section 16 (a). Based solely on its review of the copies of such forms received by it with respect to its fiscal year ended October 31, 1999 and written representations from certain reporting persons that no other reports were required to those persons, the Company believes that all Section 16 (a) filing requirements applicable to its officers, directors and 10% Shareholders were complied with.

                             EXECUTIVE COMPENSATION

          The Company's executive officers are appointed by the Board of Directors and, except as described herein, hold office at the pleasure of the Board until their successors are appointed and have qualified. The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during the past three fiscal years ended October 31 by the Company's sole executive officer.

                           SUMMARY COMPENSATION TABLE

                                            Annual ($) Compensation
                                    -------------------------------------------       Common
Name and Principal         Fiscal   Salary  Other Annual        All Other         Stock Options
       Position            Year       ($)   Compensation(1)   Compensation           (Shares)
-----------------------------------------------------------------------------------------------
M.E. (Mel) Williams (2)    1998   $105,000           0               0          757,500
CEO                        1999   $105,000      $8,386               0             0

Terry Moore (3)            1998   $ 64,000           0               0          192,000
CFO                        1999   $ 69,000      $7,667               0             0

Kirby McLaughlin (4)       1998   $ 60,000           0               0          180,000
Vice President of          1999   $ 65,000      $7,188               0             0
Engineering

(1)      Represents cash bonuses paid for fiscal 1999.
(2) 157,500 of Mr. William's options are exercisable at $0.10 per share at any time on or before November 2001. 600,000 of Mr. William's options are exercisable at $0.10 per share on or before April 2004, but are not exercisable until April 2000. In the event Mr. Williams is not CEO in April 2000, the options will not vest.
(3) Mr. Moore's options are exercisable at $0.10 per share. 96,000 options expire October 2001 and 96,000 options expire November 2001.
(4) Mr. McLaughlin's options are exercisable at $0.10 per share. 90,000 options expire October 2001 and 90,000 options expire November 2001

          The Company had 1,569,500 options outstanding at October 31, 1999. 230,000 options expire June 2000 and are exercisable at $1.27 per share, 210,000 options expire March 2001 and are exercisable at $0.48 per share, 529,500 options are exercisable at $0.10 per share and expire in October and November 2001 and 600,000 options are exercisable at $0.10 per share and expire April 2004.

          The Company maintains a Stock Option Plan (the "Plan") under which options of purchase 800,000 shares of the Company's Common Stock, par value $.0001 per share, have been reserved. Pursuant to the Plan, the Company is permitted to issue incentive stock options ("Incentive Stock Options") and non-qualified stock options ("Non-Qualified Stock Options") to employees or directors of the Company; provided, however, that no incentive Stock Options shall be granted to a non-employee director. Incentive Stock Options under the Plan are intended to qualify for the tax treatment accord under Section 422A of the Internal Code of 1986, as amended (the "Code). Non-Qualified Options under the plan are intended to be options which do not qualify for the tax treatment accorded under Section 422A of the Code.

          All directors and key employees of the Company and its subsidiaries are eligible to participate in the Plan. The Plan is administered by the Board of Directors of the Company which, to the extent it determines, may delegate its power with respect to the administration of the Plan to a compensation advisory committee consisting of not less than three members, at least of whom two shall be directors for the Company.

          Under the Plan, Incentive Stock Options to purchase shares of the Company's Common Stock may not be granted for less than 100 percent of fair market value of the Common Stock on the date the Incentive Stock Option is granted; provided, however, that in the case of an Incentive Stock Option granted to any person then owning 10 percent of the voting power of all classes of the Company's stock, the Purchase Price per share of all classes of the Company's stock, the Purchase Price per share subject to the Incentive Stock Option may not be less than 110 percent of the fair market value of the stock on the date of the grant of the option. The option price per share with respect to each Non-Qualified Stock Option granted under the Plan is to be determined by the Board of Directors, but may not be less than 85% of the fair market value of the Common Stock on the date the Non-Qualified Stock Option is granted.

          Options under the Plan may not have a term of more than 10 years; provided, however, that an Incentive Stock Option granted to a person then owing more than 10 percent of the voting power of all classes of the Company's stock may not be exercised more than 5 years after the date such option is granted. In addition, the aggregate fair market value, determined at the time the options granted, of the stock with respect to which Incentive Stock Options are exercised for the first time by an employee in any calendar year under the Plan may not exceed $100,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          On December 31, 1994, Renaissance exchanged its Convertible Debenture for 16,000 shares of the Company's Series B Preferred Stock. The Company also issued Renaissance a 10% Term Note due December 31, 1996 in the principal amount of approximately $211,635 for unpaid accrued interest on the Debentures and paid Renaissance $50,000 (representing interest on the Debentures from October 1, 1994 through December 31, 1994).

          On October 31, 1996, Renaissance converted all of its Preferred Stock, accumulated dividends, accumulated interest and note payable to common stock at a conversion rate of $0.25 per share.

          On August 1, 1997, the Company entered into a loan agreement with Duncan-Smith Co., Trustee, for purposes of executing the DSC Note. Terms of the $650,000 loan included an interest rate of 11% with payments due quarterly and a final notoriety on June 15, 2002. Duncan-Smith Co. received a cash fee of $32,500 and a warrant to purchase 650,000 shares of common stock at $0.25 per share with an expiration date of August 2002. Subsequently, Goodhue W. Smith, III, a director and officer of Duncan-Smith Co., was elected Chairman of the Board. In February 1999, Duncan-Smith Co. agreed to temporarily defer principal repayments on the DSC Note for February and May 1999. In consideration, the Company agreed to increase the interest rate to 13% until the Company could catch up on the original payment schedule. Effective January 21, 2000, the Company entered into the BOACFC Loan and paid down the DSC Note in full.

          In December 1997, Renaissance agreed to loan the Company $150,000 pursuant to a 10% promissory note secured by substantially all of the assets of the Company. In February 1999, Renaissance converted the entire $150,000 principal balance on the note, plus $17,532 in accrued interest, into 1,675,318 shares of the Company's common stock, a rate of $0.10 per share.

          In February 1999, and in conjunction with the agreement by the DSC Note Holders to defer principal repayments to the Company, Renaissance lent Danzer $25,000 pursuant to a 13% promissory note maturing December 31, 1999. All principal and accrued interest was outstanding subsequent to December 31, 1999. Effective January 12, 2000, Renaissance agreed to waive its default rights through February 29, 2000 on a limited basis, and in expectation of full payment out of proceeds from the BOACFC Loan.

                              SHAREHOLDER PROPOSALS

          Shareholders wishing to submit proposals for inclusion in the Board of Director's proxy statement for the next Annual Meeting of Shareholders must submit their proposals to be received by the Company no later than December 20, 2000.

          Management is not aware of any other business to be presented for consideration at the Annual Meeting, but if any other business should arise before the Annual Meeting, the persons named in the enclosed proxy will vote on such business as management recommends.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

          THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ITS ANNUAL REPORT ON FORM 10-K. SHAREHOLDERS WISHING TO RECEIVE A COPY OF THE COMPANY'S 1999 FORM 10-K MAY RECEIVE IT WITHOUT CHARGE BY WRITING TO M.E. WILLIAMS, CHIEF EXECUTIVE OFFICER, DANZER CORPORATION, 17500 YORK ROAD, HAGERSTOWN, MD 21740.

          The Company's Annual Report to Shareholders for the fiscal year ended October 31, 1999, accompanies this Proxy Statement. The Annual Report to Shareholders is neither proxy soliciting material nor a communication with respect to a solicitation.

                                           By Order of the Board of Directors,





                                           Goodhue Smith III
                                           Chairman of the Board